 SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

___________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

 Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 24, 2007

UNITED BANCSHARES, INC.

(Exact name of Registrant as specified in its Charter)

Ohio	000-29283	34-1516518
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification Number)
100 S. High Street, Columbus Grove, Ohio	45830-1241
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code:		(419) 659-2141

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02. Results of Operations and Financial Condition.

On April 24, 2007, United Bancshares, Inc. issued an earnings release announcing its financial results for the quarter ended March 31, 2007 and that the Board of Directors declared a dividend of $0.14 per share.  A copy of the earnings release (Exhibit 99.1) and unaudited financial information (Exhibit 99.2) are attached.

The information in this Item 2.02, including Exhibit 99.1 and Exhibit 99.2 furnished herewith, is being furnished and shall not be deemed to be "filed" for purposes of Section 18 of the Securities Exchange Act of 1934 (the "Exchange Act") or otherwise subject to the liabilities of that Section, nor shall such information be deemed to be incorporated by reference in any registration statement or other document filed under the Securities Act of 1933 or the Exchange Act, except as otherwise stated in such filing.

 Item 7.01. Regulation FD Disclosure.

On April 24, 2007, United Bancshares, Inc. issued an earnings release announcing its financial results for the quarter ended March 31, 2007 and that the Board of Directors declared a dividend of $0.14 per share.  A copy of the earnings release (Exhibit 99.1) and unaudited financial information (Exhibit 99.2) are attached.

The information in this Item 7.01, including Exhibit 99.1 and Exhibit 99.2 furnished herewith, is being furnished and shall not be deemed to be "filed" for purposes of Section 18 of the Securities Exchange Act of 1934 (the "Exchange Act") or otherwise subject to the liabilities of that Section, nor shall such information be deemed to be incorporated by reference in any registration statement or other document filed under the Securities Act of 1933 or the Exchange Act, except as otherwise stated in such filing.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
99.1	Release dated April 24, 2007
99.2	Unaudited Financial Information

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned thereunto duly authorized.

United Bancshares, Inc.

Date: April 24, 2007	By: /s/ Brian D. Young
Brian D. Young CFO

Exhibit 99.1

On April 24, 2007, United Bancshares, Inc. issued the following release:

United Bancshares, Inc. (Nasdaq: UBOH – news), a bank holding company headquartered in Columbus Grove, Ohio with consolidated assets of $554 million, today announced first quarter 2007 operating results and that the Board of Directors declared a dividend of $0.14 per share to shareholders of record on May 31, 2007, payable on June 15, 2007. The Union Bank Company (“Union”), a wholly-owned subsidiary of the Corporation, is engaged in the business of commercial banking.  Union is an Ohio state-chartered bank, which serves Allen, Putnam, Sandusky, Van Wert and Wood Counties, with office locations in Bowling Green, Columbus Grove, Delphos, Gibsonburg, Kalida, Leipsic, Lima, Ottawa, and Pemberville.

For the quarter ended March 31, 2007, the Corporation reported net income of $977,000, or $0.27 basic earnings per share. This compares to first quarter 2006 net earnings of $1,181,000, or $0.33 basic earnings per share.  Compared with the same period in 2006, first quarter 2007 net income decreased $204,000 or 17.3%.  The $204,000 decrease was primarily the result of a $259,000 decrease in net interest income, a $240,000 loss on write-down of available-for-sale securities, a decrease of $111,000 in the fair value of mortgage servicing rights during the quarter, and an increase of $50,000 in the provision for loan losses, offset by a gain of $355,000 on the sale of Union’s credit card portfolio and a decrease of $89,000 in the provision for income taxes.

Net interest income was $4,128,000 for the first quarter of 2007, compared to $4,387,000 for the same period of 2006.  For the three months ended March 31, 2007, the net interest margin (on a taxable equivalent basis) was 3.41% compared with 3.70% for the same period of 2006.  Management believes that decrease was primarily the result of pressures on the net interest margin from market conditions.

Gain on sales of loans amounted to $78,000 for the quarter ended March 31, 2007, compared to $63,000 for the comparable 2006 period.  The quarterly gain included capitalized servicing rights of $46,000 and $45,000 on $4.8 million and $4.6 million of originated loan sales during the quarters ended March 31, 2007 and 2006, respectively. The balance of the gain on sales of loans represented cash gains.  Effective March 31, 2007, Union entered into an agreement to sell its credit card portfolio resulting in a gain for the quarter ended March 31, 2007 of $355,000.  As a result of Union’s Board approving management’s plan to restructure its balance sheet, including selling approximately $15.5 million of available-for-sale securities, an impairment loss of $240,000 was recognized for the quarter ended March 31, 2007, representing the amount by which amortized cost exceeded fair value for the securities being sold.

Other non-interest income decreased $111,000 (16.0%) to $582,000 for the quarter ended March 31, 2007 due to the decrease during the quarter of the fair value of mortgage servicing rights.  As a result of the adoption of Statement of Financial Accounting Standards No. 156, “Accounting for Servicing of Financial Assets, an Amendment of FASB Statement 140” (Statement 156) effective January 1, 2007, quarterly changes in the fair value of mortgage servicing rights will be reflected in the Corporation’s operations.

For the quarter ended March 31, 2007, non-interest expenses totaled $3,561,000, compared to $3,555,000 for the comparable period of 2006, a $6,000 (0.2%) increase.  Management believes the $6,000 increase is indicative of the Corporation’s commitment to control costs in an environment where the costs of conducting business continue to increase.  The Corporation’s efficiency ratio for the first quarter of 2007 was 69.24%, compared to 66.17% for the same period of 2006.

Return on average assets was 0.70% for the first quarter of 2007, compared to 0.88% for the comparable quarter of 2006.  Return on average equity for the first quarter of 2007 was 8.37% compared to 10.81% for the same period of 2006.

United Bancshares, Inc. is a locally owned and operated holding company of The Union Bank Company which serves Allen, Putnam, Sandusky, Van Wert and Wood Counties, with office locations in Bowling Green, Columbus Grove, Delphos, Gibsonburg, Kalida, Leipsic, Lima, Ottawa, and Pemberville.

This release may contain certain forward-looking statements that are provided to assist in the understanding of anticipated future financial performance.  However, such performance involves risk and uncertainties that may cause actual results to differ materially.  Factors that could cause actual results to differ from those discussed in the forward-looking statements include, but are not limited to, the strength of the local economies in which operations are conducted, the effects of and changes in policies and laws of regulatory agencies, inflation, and interest rates.  For further discussion of certain factors that may cause such forward-looking statements to differ materially from actual results, refer to the 2006 Form 10-K.

Exhibit 99.2

United Bancshares, Inc.

Quarterly Report

March 31, 2007

Dear Shareholders, Customers and Employees,

I am pleased to report that during the first quarter of 2007 the Company increased its loan portfolio, shareholders’ equity and non-interest income, while controlling non-interest expenses.  As compared to December 31, 2006, loans and shareholders’ equity increased $3.8 million and $1.1 million, respectively, while first quarter 2007 non-interest income and non-interest expenses increased $22,000 and $6,000, respectively, as compared to the same period in 2006.

The Company’s earnings per share for the first quarter of 2007 were $0.27 compared to $0.33 for the same period in 2006.  Earnings were significantly impacted by continued margin compression created by an inverted yield curve.  Consequently, net interest income declined $259,000 (5.9%) for the first quarter of 2007 as compared to the same period in 2006.  Other significant transactions during the first quarter of 2007 included the Company’s sale of its credit card portfolio resulting in a gain of $355,000; an $111,000 decrease in the fair value of the Company’s mortgage servicing rights portfolio; and a $240,000 impairment write-down relating to the planned sale of approximately $15.5 million of investment securities.  This sale is part of a plan to restructure the Company’s balance sheet.

We will continue to work diligently to grow the Company and seek additional opportunities to add value to the institution.  Your continued support is appreciated.

Respectfully,

Daniel W. Schutt

President & CEO

United Bancshares, Inc.

and Subsidiary

Financial Information (unaudited)

   Three Months

   Three Months

       ended

        ended

                                                                                                 March  31, 2007

  March 31, 2006

(dollars in thousands, except share data)

CONDENSED STATEMENT OF INCOME

Interest income

$8,465

$7,717

Interest expense

4,337

3,330

    Net interest income

4,128

4,387

Provision for loan losses

150

100

    Net interest income after provision for loan losses

3,978

4,287

Non-interest income

774

752

Non-interest expenses

3,561

3,555

    Income before income taxes

1,191

1,484

Provision for income taxes

214

303

Net income

$977

$1,181

Average common shares outstanding

3,554,944

3,613,504

PER COMMON SHARE

Net income

$0.27

$0.33

Cash dividends

$0.14

$0.13

Book value

$13.36

$12.12

Closing price

$16.17

$16.38

FINANCIAL RATIOS

Return on average assets

0.70%

0.88%

Return on average equity

8.37%

10.81%

Net interest margin

3.41%

3.70%

Efficiency ratio

69.24%

66.17%

Loans to deposits

88.08%

88.03%

Allowance for loan losses to loans

0.65%

0.79%

Cash dividends to net income

50.61%

39.71%

PERIOD END BALANCES

        As of

            As of

                                                                                               March 31, 2007

Dec. 31, 2006

Assets

$553,781

$550,375

Loans (including available-for-sale)

$339,349

$335,549

Deposits

$385,259

$377,640

Shareholders’ equity

$47,204

$46,152

Common shares outstanding

3,532,940

3,568,049

DIRECTORS/OFFICERS

UNITED BANCSHARES, INC.

Robert L. Benroth

H. Edward Rigel

Robert L. Dillhoff

David P. Roach

R. Steven Unverferth

James N. Reynolds— Chairman

Daniel W. Schutt—President/CEO

Bonita R. Selhorst—Secretary

Brian D. Young—CFO/Executive V.P./Treasurer

DIRECTORS

THE UNION BANK CO.

Robert L. Benroth

William R. Perry

Robert L. Dillhoff

James N. Reynolds

H. Edward Rigel             David P. Roach

Herbert H. Huffman         Robert M. Schulte, Sr.

Kevin L. Lammon

R. Steven Unverferth

Daniel W. Schutt—President/CEO/Chairman

INVESTOR MATERIALS:

United Bancshares, Inc. has traded its common stock on the Nasdaq Markets Exchange under the symbol “UBOH” since March 2001.  Annual and quarterly shareholder reports, regulatory filings, press releases, and articles about The Union Bank Company are available in the Shareholder Information section of our website www.theubank.com or by calling 1-800-837-8111.

Locations

1204 W. Wooster St.

Bowling Green, OH 43402

419-353-6088

100 S. High St.

Columbus Grove, OH 45830

419-659-2141

101 Progressive Drive

Columbus Grove, Ohio 45830

419-659-4250

114 E. 3rd St.

Delphos, OH 45833

419-692-2010

230 W. Madison St.

Gibsonburg, OH 43431

419-637-2124

110 E. North St.

Kalida, OH 45853

419-532-3366

318 S. Belmore St.

Leipsic, OH 45856

419-943-2171

215 W. Market St.

Lima, OH 45801

419-228-2114

1410 Bellefontaine Ave.

Lima, OH 45804

419-229-6500

3211 Elida Rd.

Lima, OH 45805

419-331-3211

245 W. Main St.

Ottawa, OH 45875

419-523-2265

132 E. Front St.

Pemberville, OH 43450

419-287-3211